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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Avigen, Inc. for the registration of 2,653,482 shares of its common stock and to the incorporation by reference therein of our report dated August 13, 1998 (except for Note 10, as to which the date is September 24, 1998) with respect to the financial statements of Avigen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California
June 1, 1999

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